Exhibit 10.54

THIS BOND AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH LAWS COVERING THE TRANSFER OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

EXTENSION AND AMENDMENT AGREEMENT TO THE CONVERTIBLE BOND

AMOUNT: $1,000,000	DATE: August 9th, 2024

Prototype Groupe, Inc., a Delaware corporation (the “Company”), and K Enter Holdings Inc., a Delaware corporation, or its permitted assigns (collectively, the “Holder”) are entered into Extension and Amendment Agreement to Convertible Bond.

The Company and the Holder shall hereinafter be collectively referred to as a “Parties”

WHEREAS, the Parties previously entered into a Convertible Bond Agreement dated August 10th, 2023 (the “Original Agreement”), for the principal sum of One Million United States Dollars (USD 1,000,000) (the “Principal Amount”);

WHEREAS, the maturity date under the Original Agreement is August 9th, 2024, and the parties hereby agree to extend the maturity date by one year under the same terms and conditions as the Original Agreement. The Parties also agree to accept all terms and conditions of the Original Agreement, with certain provisions being modified as set forth in this Extension and Amendment Agreement.:

NOW THEREFORE, the Parties agree as follows:

1. The merger of Prototype Group, Inc., and Mirai Corporation. The Parties agree that the extension of the Original Convertible Bond Agreement is contingent upon the merger of Prototype Group, Inc. and Mirai Digital Studios Inc,(the “Mirai Corp”) which is incorporated in Delaware state and its entity number is 6266326. If the merger does not occur, the full amount of the Convertible Bond shall become immediately due and payable.

2. Assignment of Obligations Following Merger. Upon the merger of the Company and Mirai Corp, the merged entity shall assume all obligations under the Original Convertible Bond Agreement.

3. Interest Rate. Given the terms outlined in the Original Agreement, specifically the provision stating that no interest or other fees exceeding the maximum permitted by applicable law shall be charged, and that any such excess payments shall be refunded or credited, the Parties now agree to modify these terms in the Extension and Amendment Agreement. Effective immediately, the interest rate under the Original Agreement shall be adjusted to AFP+1%, and any overdue payments shall incur a late payment interest rate of AFP+10%. This adjustment aligns with the intent to apply rates that are within legal limits, ensuring compliance with applicable laws while addressing the financial terms of this Extension and Amendment Agreement. As per the Original Agreement, all payments received by the Holder will continue to be applied first to costs of collection, if any, then to interest, and the remaining balance to the principal.

IN WITNESS WHEREOF, the undersigned have caused this Bond to be executed as of the date first set forth above.

THE COMPANY:

PROTOTYPE GROUPE, INC.,
a Delaware corporation

By:	/s/ Jacob Quoc Nguyen	By:	/s/ Chang K Kim / John Kim
Name:	Jacob Quoc Nguyen	Name:	Chang K Kim / John Kim
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Address:	3435 Wilshire Blvd. suite 1100	Address:	3435 Wilshire Blvd. suite 1100
	Los Angeles, CA 90010		Los Angeles, CA 90010

Email:	jacobnguyen@gmail.com	Email:	onejkim@gmail.com

[Signature Page to Convertible Bond]

IN WITNESS WHEREOF, the undersigned have caused this Bond to be executed as of the date first set forth above.

HOLDER:

K Enter Holdings Inc.

By:	/s/ Tan Chin Hwee
Name:	Mr. Tan Chin Hwee
Title:	Executive Chairman

Address:	16192 Coastal Highway
Lewes, Delaware 19958

Email:	chinhwee.tan@kwavemedia.com; chinhwee.tan@sgtradex.com

[Signature Page to Convertible Bond]

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